UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 29, 2012
Date of Report (Date of earliest event reported)

TAGLIKEME CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-25455	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Third Floor, 7-8 Conduit Street, Mayfair, London, England	W1S 2XF
(Address of principal executive offices)	(Zip Code)

44 207 290 6919
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

The Board of Directors (the "Board") of TagLikeMe Corp., formerly known as Morgan Creek Energy Corp., a Nevada corporation (the "Company" or "TAGG"), approved the execution of a share exchange agreement dated effective as of May 14, 2012 as fully executed on May 21, 2012 (the "Share Exchange Agreement"), among the Company, Glob Media Works Inc., a private company organized under the laws of the State of Washington ("Glob Media") and the shareholders of Glob Media (the "Glob Media Shareholders").  In accordance with the terms and provisions of the Share Exchange Agreement, the Company acquired approximately 5,317,033 shares of common stock from the Glob Media Shareholders, which represented all of the issued and outstanding shares of Glob Media, in exchange for the issuance by the Company to the Glob Media Shareholders on a pro rata basis of approximately 45,378,670 shares post Stock Split shares of its restricted common stock at the rate of $0.006 per share. This resulted in Glob Media becoming the wholly-owned subsidiary of the Company. Glob Media is the legal, beneficial and registered owner of certain intellectual property rights for certain software and internet applications (the "Intellectual Property") and the Company’s operating subsidiary.

In further accordance with the terms and provisions of the Share Exchange Agreement, the closing of the Share Exchange Agreement was subject to the satisfaction of certain conditions precedent including, but not limited to, the following: (i) the Company, Glob Media and the Glob Media Shareholders shall have obtained all authorizations, approvals or waivers that shall be necessary or desirable in connection with the transactions contemplated by the Share Exchange Agreement; (ii) the Company, Glob Media and the Glob Media Shareholders shall have complied with all warranties, representations, covenants and agreements therein agreed to be performed or caused to be performed on or before the closing date; (iii) no action or proceedings in law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit any of the transactions contemplated by the Share Exchange Agreement; (iv) completion by each of the Company and Glob Media of an initial due diligence and operations review of the other's respective businesses and operations; (v) no material loss or destruction of or damage to the Company or Glob Media shall have occurred; and (vi) the board of directors of the Company and Glob Media shall have ratified the terms and conditions of the Share Exchange Agreement.

Effective June 15, 2012, the Company and Glob Media and the Glob Media Shareholders, through their attorney-in-fact, approved the execution of an addendum to the Share Exchange Agreement (the "Addendum").  In accordance with the terms and provisions of the Addendum, Section 6.2 of the Share Exchange Agreement was revised to provide for the latest closing date to be changed from June 15, 2012 to June 30, 2012.

Effective June 29, 2012, the Company completed and consummated the Share Exchange Agreement with Glob Media  and each of the Glob Media Shareholders, whereby the Corporation acquired all of the issued and outstanding shares of Glob Media in exchange for the issuance of 45,378,670 post Stock Split shares of its restricted common stock to the Glob Media Shareholders on a pro rata basis in accordance with each Glob Media Shareholder's respective percentage equity ownership in Glob Media.

SECTION 2. FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITON OR DISPOSITION OF ASSETS

The Corporation refers to Item 1.01 above, “Entry into Material Definitive Agreement” and incorporates by reference the contents of that section herein, as if fully set forth under this Section 2.01.

BUSINESS DEVELOPMENT

Historical Business

The Company was incorporated under the laws of the State of Nevada on October 19, 2004 under the name "Morgan Creek Energy Corp." and since incorporation was previously engaged in the business of exploration of oil and gas bearing properties in the United States since its inception. After the effective date of its registration statement filed with the Securities and Exchange Commission (February 14, 2006), the Company commenced trading on the Over-the-Counter Bulletin Board under the symbol “MCKE:OB”. It shares are also traded on the Frankfurt Stock Exchange in Germany under the symbol “M6C”.

Articles of Merger

On May 29, 2012, the Company filed with the Nevada Secretary of State, Articles of Merger pursuant to which it merged into its wholly-owned subsidiary, TagLikeMe Corp.; the Company was the surviving corporation. Thus, the name of the Company was changed to TagLikeMe Corp., pursuant to the Articles of Merger (the "Name Change"). The Name Change was approved by the Company's Board of Directors pursuant to written consent resolutions dated May 30, 2012.

We filed the appropriate documentation with FINRA in order to effectuate the Name Change in the OTC Markets. The Name Change was effected on the OTC Markets June 15, 2012. Our new CUSIP number is 87378P 105. Therefore, as of the date of this Current Report, our trading symbol is “TAGG”. Our management deemed it appropriate to change our name to TagLikeMe Corp. in furtherance of, and to better reflect, the nature of our new business operations.

Stock Split

On July 3, 2012, the Board of Directors of the Company authorized and approved a stock split of five for one (5:1) of the Company's total issued and outstanding shares of common stock (the “Stock Split”). The Stock Split was effectuated as part of the re-organization mandate and the Share Exchange Agreement. The Board of Directors considered further factors regarding approval of the Stock Split including, but not limited to: (i) further increase the authorized share capital of the Company to a sufficient number similar to other industry public offerings, such as direct competitors of the Company; (ii) the closing of the Share Exchange Agreement; (iii) current trading price of the Company's shares of common stock on the OTC Bulletin Board Market and potential to increase the marketability and liquidity of the Company’s common stock; (iv) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios; (v) desire to meet future requirements of a larger share cap as required for market demand and interest by larger shareholder networks to decrease share price volatility; and (vi) desire to meet future requirements regarding per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other markets; therefore.

The Stock Split was effectuated on July 23, 2012 upon filing the appropriate documentation with FINRA. The Stock Split increased our total issued and outstanding shares of common stock from 61,688,126 shares of common stock to 330,940,630 shares of common stock. The common stock will continue to be $0.001 par value. The shareholder record date was July 23, 2012.

As of the date of this Current Report, there are 330,940,630 shares issued and outstanding. All references in this Current Report on Form 8-K to shares of common stock of the Company take into consideration the Stock Split.

Certificate of Change

On July 16, 2012, the Company filed with the Nevada Secretary of State a certificate of change to the Articles of Incorporation to increase its authorized capital structure commensurate with the increase of its shares pursuant to the Stock Split. Therefore, as of the date of this Current Report, the Company's authorized capital structure has been increased from 66,666,666 shares of common stock to 333,333,330 shares of common stock, par value of $0.001.

DESCRIPTION OF BUSINESS OPERATIONS

TagLikeMe

The Company is in the business of connecting online users with others while looking for online information and make it easier for them to collect and share that information. In turn, the Company creates population centers of topic specific audiences that it plans to make available to third party ad publishers and information content providers. The Company is not a search engine nor does it intend to become one. It’s a hybrid site the Company calls a “Common Information Network” where the Company leverages the existing search capabilities of major search engines, cross references the search information with real population remarks from major social and wiki networks, while giving its users the capability to collect, publish, share or collaborate their search information with whomever they choose in a public or private manner. As more and more users collect and tag search results, management believes that the Company will ultimately become a destination where people can look for already filtered and shared web information as well as connect, message and interact with other people searching for the same information as them.

The Company's  planned business model will encompass three fundamental stages of growth:

A.
Population. As the beta product matures from user feedback and ongoing general development, the business will require additional funding to pursue additional marketing and support personnel. Significant cross marketing, advertisement placement and general awareness campaigns will have to be implemented on a constant basis in order to maintain general awareness and overall activities growth;

B.
Thoroughly position the development of the product toward mobile and portable device style applications. This will require additional resources in development and the overall first phase plan is to deploy a mobile platform for iOS phones and ipads (Apple operating system products) and tablets for users to take advantage of the Company' s Tag search, bookmarking, and collaboration tools for the “on-the-go” user. ("Tags" or "metadata" in information systems are non-hierarchical keyword or term assigned to a piece of information such as an Internet bookmark, digital image, or computer file). This kind of metadata helps describe an item and allows it to be found again by browsing or searching. Tags are generally chosen informally and personally by the item's creator or by its viewer, depending on the system.); and

C.
In addition to desktop user activities which management feels will decline over the next two to three years, the Company intends to focus on monitoring and building on its expected mobile and tablet user population, and from their activities, generate a specific advertising or localized product offerings that users can respond to within their immediate location.

Industry - Today's Search Environment

Major search engines such as Google, Yahoo and Bing display approximately 30 billion search pages each day. There are approximately 1.8 billion global internet users that are growing at a rate of almost 30% annually. The primary function of search engines is to deliver mass quantities of information related to a specific topic or key word. The primary business of search engines is to deliver and provide advertising and other business services to mass populations of internet traffic in order to quantify their business model. The average internet user between the ages of 30 to 45 spends approximately 2.5 hours per day, while heavy internet users between the ages of 13 to 29 spend approximately 4.0 hours per day. Of these statistics, approximately 57% of their daily internet use is performing search related functions and remaining time is spent on various social networking and other online interests.

Today, the new phrase of “Web 3.0” is all about sorting, deciphering and making sense of all the information made available to people over the internet. Moreover, the internet has become a vast space of floating information with tens of millions of different destinations that may reflect the same topic.

Where would one start? Search engines are excellent in assembling key topics, words and search results. There are advanced search functions that the typical internet user would not normally find or know how to do. Typically, a person would abandon their search within 5 to 15 minutes but if they are absolutely insistent on finding information relevant to this topic, it could take them several hours without any significant results. So is the lack of finding accurate information a dysfunction of the search engine, or the lack of searching skills of the individual? The Company believes it’s a bit of both. Though the user interface of giant search engines are welcoming and simple to use, to gain complex search results you must understand how to perform advanced queries and instructions are often hidden or outright confusing to the simple user. The majority of common search users don’t clearly know how to articulate their search therefore they are not maximizing the true usefulness of their search engines. The cycle begins.

Today's Social and Other Information Networks

There are over 100+ different social networks with over 1 billion plus members and giant Facebook alone represents over 800 million + of that social interaction space. For business networks and other curate information sites such as Twitter, Linkedin, Plaxo, Digg, Delicious, Quora, Aardvark and over 200 other sites are visited by over 200+ million worldwide users annually.

Social Networks are primarily large pockets of users congregating to interact based on specific interests such as family, friends, dating, shopping, business networking and general socialization. These replicate in much larger masses what real world social circles conduct on a daily basis. Today social networks are the largest online population. These sites cater to two very fundamental real world activities, social communication and human interaction.

Search Sites such as Blekko, Surfcanyon, Carrotsearch, Canoe, and a myriad of other search firms seeking to claim their stake at the increasingly growing numbers of online users have entered the scene. These search or search related sites all offer various feature combinations that eliminate results “clutter” and claim some new or better way of searching, analyzing and acquiring information. However noble, the Company strongly believes that a better engine to search for information is not the solution to the increasing “information overload” problem that plagues the online universe today. Current search engines have spent billions in enhancing a user’s search experience and already perform exceptionally well in gathering, filtering, analyzing and presenting online information to its users.

Product

The Company strongly believes the problem isn’t with the math or means behind search engines, it’s the overabundance of information generated daily by online users and picked up by search engines that makes search itself more challenging regardless of which search engine is used. The online universe continues to become the largest and most crowded information space we know today. Search engines are merely innovating to catch up and the information space is a self-multiplying universe. The more online users, the more users seek and add information exponentially. The more readily and easily technology becomes to share information, the more information becomes available to users regardless of quality. Again, the cycle continues and on a minute by minute basis. As an example according to futurepredictions.com, there will be about 1 billion websites by 2012 and over 4.5 million domain names are created each month or 54 million a year for various uses.

As an information network, TagLikeMe uses location and common interest methods to attract and connect users using their similar interests and by allowing them to communicate directly in real time. The Company does not ask for personal information and use of its personal workspace can be accessed using existing email or social network memberships. The Company does not share its user behaviors and allows users to “opt” out of displaying their location or identity when communicating with other users or posting public tagboards on the Company's site.

Value Proposition

1.	Gathers results from all major search engines, select social networks and provides interactive information analysis to users;

2.	Enables users to connect and communicate openly or discreetly with others while looking for information on the internet; and

3.	Enables users to collect, share, and collaborate on web information from a single destination.

What makes TagLikeMe unique from its competitors is in its proprietary methods, and innovative architectures in combining existing search, online social networks with real person to person networking. Unlike our competitors we do not rely on a registered member base as a means for other users to interact.

We’ve modified very commonly known social features with unique techniques that enable the user to have direct control over their information gathering, sharing and interactive activities. Our methods include behind the scenes semantic functions to display simplified content recommendations on search results from all major search engines including the various social networks that we have included so that our users receive the best possible combination of information from their activities.

Revenue

The Company intends to introduce an advertisement placement model to third party ad publishers as traffic increases and it reaches its bench mark growth of approximately 1.0 million visitors and 5-10% active recurring users on an annualized basis. The Company expects to focus on significantly increasing user recurring measurements as its mobile applications become available and as its desktop product becomes thoroughly tuned from continuous development. Since the Company does not rely on registered members to generate its site activities, the Company primarily refers to its users as visitors whether they are simply conducting search functions or performing more complex interactions within its site. As the Company generates a measurable benchmark of population activities from desktop and mobile, the Company expects to form alliances and relationships with national and localized advertising publishers on a “special ad offer” basis. This will result in users being able to receive special promotional offerings on services or products within their local area or receive immediate special promotions specific to user interest based on their bookmarking criteria and collaboration projects with other users.

Remaining within the focus of being an “Open Information Network” managed by its users, the Company expects to expand its services to value-add a subscription or pay-per-use content service for its users. The Company is currently exploring relationships with various third party content providers in the areas of academic and other published research material. This would be a value add to users of the product to be able to find and retrieve for a small fee, hard to find research or other online materials in diverse categories.

Competition

The open information network market is characterized by rapidly evolving technology and intense competition. Many companies of all sizes, including a number of large technology companies, such as Google, Yahoo, and Bing, as well as several specialized companies, are developing various products and services. There may be products on the market that do or will compete directly with the products and services that we are seeking to develop. These companies may also compete with us in recruiting qualified personnel. Many of our potential competitors have substantially greater financial, research and development, human and other resources than we do.

Furthermore, the larger companies may have significantly more experience than we do in developing such products and services. Such competitors may: (i) develop more efficient and effective products and services; (ii) obtain patent protection or intellectual property rights that may limit our ability to commercialize our products or services; or (iii) commercialize products and services earlier than we do. The Company expects technology developments in the open information network industry to continue to occur at a rapid pace. Commercial developments by any competitors may render some or all of our potential products or services obsolete or non-competitive, which could materially harm our business and financial condition.

The following table reflects our features and capabilities offered and highlighted in yellow indicates completed product features in 2011:

Features & Capabilities by Competitive Websites
Feature / Capability	TAGG	Digg	Delicious	Reddit	Quora	Surfcanyon	Dogpile	CarrotSrch	Buzzfeed
Search results from all major search engines	✓					✓	✓
Search comparison from all major search engines	✓
Search analytics to provide in depth language analysis on search results	✓							✓
Search and social results combined for user filtration and use	✓
Search user-defined search materials (web-links)	✓	✓	✓	✓		✓		✓	✓
Share Specific topics, discussions or posts to twitter or other social networks	✓	✓	✓	✓
Categorization of search topics	✓	✓	✓	✓	✓	✓	✓	✓	✓
User reactionary threads to any Web tag or search result	✓
Web Tagging of websites for sharing	✓	✓	✓
Direct Communication with users through similar search interests	✓
Group collaboration of search information into folders	✓
Group discussion / interaction / editing / posting of group topics of common interests	✓	✓
Group (private and public) collaboration and media sharing	✓
Monitor social notifications posted by other users on topics of similar interests in other social networks	✓
Mobile location tracking of users and inter-user interaction	✓
Post questions on specific subjects and topics for worldwide web search and feedback from other people on the web	✓
Populate question pages using automated search tags generated from user topic	✓
Respond to topics only specific to a particular user	✓				✓				✓
Respond to questions specific to a users topic(s) of interest	✓								✓
Privacy protection (destination does not maintain private information and browsing origin IP)	✓
Requires membership to interact with other users	O	Y	Y	Y	Y	Y	Y	Y	Y
Requires enclosed network of users for maximum interaction	O	Y	Y	Y	Y	Y	Y	Y	Y
Features / Capabilities by Competitive Website O = Optional to User Y = Yes required

Employees and Contractors

The Company employs three full time contract engineers/software developers. The Company also contracts for certain software development services in Europe.  The Company may also utilize temporary contractors that have previously worked for the Company as required depending on the workload. The Company has its President/Chief Executive Officer/CFO and a member of the Board of Directors, Richard Elliot-Square, on a semi-full time basis. This individual is primarily responsible for all of the Company's day-to-day operations. Other services may be provided by outsourcing and consultant and special purpose contracts.

Research and Development Activities

The Company, through Glob Media, has incurred approximately $400,000 on software development and $19,342  on research and development during the past two fiscal years for its products. None of these software development or research or development costs are borne by the customer.

Intellectual Property

As of the date of this Current Report, the Company has not filed patents on any of its proprietary technology developed. The Company may consider filing a patent applications with respect to its system technologies and any novel aspects of its technology to protect its intellectual property. Future patents, if issued, may be challenged, invalidated or circumvented. Thus, any patent that the Company may own may not provide adequate protection against competitors. Any patent applications that the Company may file in the future may not result in issued patents. Also, patents may not provide the Company with adequate proprietary protection or advantages against competitors with similar or competing technologies. As a result of potential conflicts with the proprietary rights of others, the Company may in the future have to prove that it is not infringing the patent rights of others or be required to obtain a license to the patent.

The Company may rely on trade secrets and unpatentable know-how that it seeks to protect, in part, by confidentiality agreements. However, it is possible that parties may breach those agreements, and the Company may not have adequate remedies for any breach. It is also possible that its trade secrets or unpatentable know-how will otherwise become known or be independently developed by competitors. There can be no assurance that third parties will not assert infringement or other claims against the Company with respect to any existing or future systems or products,  Litigation to protect the Company's proprietary information or to determine the validity of any third-party claims could result in significant expense to the Company and divert the efforts of its technical and management personnel, whether or not the Company is successful in such litigation.

Oil and Gas Properties

After consummation of the Share Exchange Agreement, the Company remains holding title to certain oil and gas properties as previously disclosed; however, all oil and gas properties discussed have been fully impaired.

The acreage and location of our oil and gas properties is summarized as follows:

Net Acres(*)
New Mexico	13,339
Mississippi	21,000
Total:	34,339
__________
(*)	Certain of our interests in our oil and gas properties may be less than 100%. Accordingly, we have presented the acreage of our oil and gas properties on a net acre basis.

For a complete discussion of the Company's oil and gas properties, the disclosure in the Quarterly Report for six month period ended June 30, 2012 as filed with the Securities and Exchange Commission on August 20, 2012, amended and filed August 21, 2012, is incorporated herein by reference.

RISK FACTORS

An investment in the shares of common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in evaluating the Company and its business before purchasing any shares. The Company's business, operating results, and financial condition could be seriously harmed due to any of the following risks. The risks described below are all of the material risks that management is currently aware of that the Company is facing. Additional risks not presently known to management may also impair the Company’s business operations. You could lose all or part of your investment due to any of these risks.

Business Risks

We are a Developmental Company.

Since inception, the Company's activities have been limited to organizational efforts, obtaining working capital and acquiring and developing a very limited number of properties involved in the oil and gas business.  Glob Media is an early stage company, recently organized, and may face various challenges confronting such companies, including, for example, limited financial and other resources, inability to penetrate markets and recognize sufficient revenues, and the ability to attain profitability.

Moreover, the Company has a history of operating losses, expects to continue to incur losses, and may never be profitable, and the Company must be considered to be in the developmental stage. Further, in the past, the Company has been dependent on sales of its equity securities and debt financing to meet its cash requirements. The Company has incurred losses totaling approximately $14,652,537 from October 19, 2004 (inception) to December 31, 2011 and incurred losses of approximately $4,278,352 during fiscal year ended December 31, 2011. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that: (i) the costs to develop the Company's products and services in the open information network industry may be more than management currently anticipates; and  (ii) the Company encounters greater costs associated with general and administrative expenses.

The Company's business will depend on a strong brandname, and failing to maintain and enhance its brandname would hurt its ability to expand its base of users, advertisers, and network users.

The brand identity that the Company intends to develop will have significantly contributed to the success of its business. Maintaining and enhancing the “TagLikeMe” brand is critical to expanding its base of users, advertisers and any other partners. The Company believes that the importance of brand recognition will increase due to the relatively low barriers to entry in the internet market. Its brandname may be negatively impacted by a number of factors, including data privacy and security issues, service outages, and product malfunctions. If the Company fails to maintain and enhance the “TagLikeMe” brandname, or if the Company incurs excessive expenses in this effort, its business, operating results, and financial condition will be materially and adversely affected. Maintaining and enhancing its brand will depend largely on its ability to be a technology leader and continue to provide high-quality search products and services, which the Company may not do successfully.

A variety of new and existing U.S. and foreign laws, if applicable, could subject the Company to claims or otherwise harm its business.

The Company is subject to numerous U.S. laws and regulations covering a wide variety of subject matters. New laws and regulations (or new interpretations of existing laws and regulations) may also impact its business. The costs of compliance with these laws and regulations are high and are likely to increase in the future. Any failure on the Company's part to comply with these laws and regulations can result in negative publicity and diversion of management time and effort and may subject the Company to significant liabilities and other penalties.

Furthermore, many of these laws were adopted prior to the advent of the internet and related technologies and, as a result, do not contemplate or address the unique issues of the internet and related technologies. The laws that do reference the internet are being interpreted by the courts, but their applicability and scope remain uncertain. For example, the laws relating to the liability of providers of online services are currently unsettled both within the U.S. and abroad. Claims may be threatened and filed against the Company under both U.S. and foreign laws for defamation, invasion of privacy and other tort claims, unlawful activity, patent, copyright and trademark infringement, or other theories based on the nature and content of the materials searched and the ads posted by the Company's users, its products and services, or content generated by the Company's users. Moreover, recent amendments to U.S. patent laws became effective in 2012 and may affect the Company's ability to protect its innovations and defend against claims of patent infringement.

In addition, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, the Company's liability for caching or hosting, or for listing or linking to, third-party websites that include materials that infringe copyrights or other rights, so long as the Company complies with the statutory requirements of this act. Any future legislation impacting these safe harbors may adversely impact the Company. Various U.S. and international laws restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In the area of data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act. The Company faces similar risks and costs as its products and services will be offered in international markets and may be subject to additional regulations.

The Company may in the future be subject to intellectual property or other claims, which are costly to defend, could result in significant damage awards, and could limit the Company's ability to use certain technologies in the future.

Internet, technology, and media companies own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. In addition, patent holding companies may seek to monetize patents they have purchased or otherwise obtained. As the Company grows, the intellectual property rights claims, including patent, copyright and trademark infringement lawsuits,  against the Company may be filed and may increase as  the Company develops new products, services, and technologies. Adverse results in these lawsuits may include awards of substantial monetary damages, costly royalty or licensing agreements, or orders preventing the Company from offering certain features, functionalities, products, or services, and may also cause the Company to change its business practices, and require development of non-infringing products or technologies, which could result in a loss of revenues for the Company and otherwise harm its business.

In addition, agreements with the Company's potential customers and partners may require the Company to indemnify them for certain intellectual property infringement claims against them, which would increase the Company's costs as a result of defending such claims, and may require that the Company pay significant damages if there were an adverse ruling in any such claims. Furthermore, such customers and partners may discontinue the use of the Company's products, services, and technologies, as a result of injunctions or otherwise, which could result in loss of revenues and adversely impact the Company's business.

Regardless of the merits of the claims, intellectual property claims are often time consuming, expensive to litigate or settle, and cause significant diversion of management attention. To the extent such intellectual property infringement claims are successful, they may have an adverse effect on the Company's business, consolidated financial position, results of operations, or cash flows.

The Company's intellectual property rights are valuable, and any inability to protect them could reduce the value of the Company's products, services, and brandname.

The Company's trademarks, trade secrets, proprietary programming code and other intellectual property rights are important assets for the Company. Various events outside of the Company's control may pose a threat to its intellectual property rights, as well as to its products, services and technologies. For example, effective intellectual property protection may not be available in every country in which the Company's products and services may be distributed or made available through the internet. Also, the efforts the Company have taken and will take to protect its proprietary rights may not be sufficient or effective.

Although the Company may seek to obtain patent protection for its innovations, it is possible the Company may not be able to protect some of these innovations. Moreover, because of the Company's long-term interests in open source, the Company may not have adequate patent protection for certain innovations that later turn out to be important. Furthermore, there is always the possibility, despite the Company's efforts, that the scope of the protection gained will be insufficient or that an issued patent may be deemed invalid or unenforceable.

The Company will also seek to maintain certain intellectual property as trade secrets. The secrecy could be compromised by outside parties, or by its employees, which would cause the Company to lose the competitive advantage resulting from these trade secrets.

The Company also faces risks associated with its trademarks. For example, there is a risk that the word “TagLikeMe” could become commonly used so that it becomes synonymous with the word “expanded search.” If this happens, the Company could lose protection for this trademark, which could result in other people using the word “TagLikeMe” to refer to their own products, thus diminishing the Company's brandname.

Any significant impairment of the Company's intellectual property rights could harm its business and its ability to compete. Also, protecting the Company's intellectual property rights is costly and time consuming. Any increase in the unauthorized use of its intellectual property could make it more expensive to do business and harm the Company's operating results.

The Company may be subject to legal liability associated with providing online services or content.

The Company will host and provide a wide variety of services and products that enable users to exchange information, advertise products and services, conduct business, and engage in various online activities both domestically and internationally. The law relating to the liability of providers of these online services and products for activities of their users is still somewhat unsettled both within the U.S. and internationally. Claims could be threatened and brought against us for defamation, negligence, breaches of contract, copyright or trademark infringement, unfair competition, unlawful activity, tort, including personal injury, fraud, or other theories based on the nature and content of information which the Company publishes or to which the Company provides links or that may be posted online or generated by the Company or by third parties, including its users. In addition, the Company may in the future be subject to domestic or international actions alleging that certain content the Company generated or third-party content that the Company made available within its services violates laws in domestic and international jurisdictions.

The Company will also arrange for the distribution of third-party advertisements to third-party publishers and advertising networks, and will offer third-party products, services, or content. The Company may be subject to claims concerning these products, services, or content by virtue of its involvement in marketing, branding, broadcasting, or providing access to them, even if the Company does not itself host, operate, provide, or provide access to these products, services, or content. Defense of any such actions could be costly and involve significant time and attention of the Company's management and other resources, may result in monetary liabilities or penalties, and may require the Company to change its business in an adverse manner.

More people are using devices other than personal computers to access the internet. If users do not widely adopt versions of the Company's web search technology, products, or operating systems developed for these devices, the Company's business could be adversely affected.

The number of people who access the internet through devices other than personal computers, including mobile phones, smart phones, handheld computers such as net books and tablets, video game consoles, and television set-top devices, has increased dramatically in the past few years. The lower resolution, functionality, and memory associated with some alternative devices may make the use of the Company's products and services through such devices more difficult and the versions of the Company's products and services developed for these devices may not be compelling to users, manufacturers, or distributors of alternative devices. Each manufacturer or distributor may establish unique technical standards for its devices, and the Company's products and services may not work or be viewable on these devices as a result. The Company has limited experience to date in operating versions of its products and services developed or optimized for users of alternative devices or in designing alternative devices. As new devices and new platforms are continually being released, it is difficult to predict the problems the Company may encounter in developing versions of its products and services for use on these alternative devices and the Company may need to devote significant resources to the creation, support, and maintenance of such devices. If the Company is unable to attract and retain a substantial number of alternative device manufacturers, distributors, and users to its products and services, or if the Company is slow to develop products and technologies that are more compatible with alternative devices, the Company will fail to capture a significant share of an increasingly important portion of the market for online services, which could adversely affect its business.

Privacy concerns relating to the Company's technology could damage its reputation and deter current and potential users from using its products and services.

Concerns may be expressed about whether the Company's products and services compromise the privacy of users and others. Concerns about the Company's practices with regard to the collection, use, disclosure, or security of personal information or other privacy related matters, even if unfounded, could damage its reputation and operating results. While the Company will strive to comply with all applicable data protection laws and regulations, as well as its own posted privacy policies, any failure or perceived failure to comply may result in proceedings or actions against the Company by government entities or others, or could cause the Company to lose users and customers, which could potentially have an adverse effect on its business.

In addition, as all of the Company's products and services are and will be web-based, the amount of data the Company stores for its users on its servers (including personal information) will be increasing. Any systems failure or compromise of the Company's security that results in the release of its users’ data could seriously limit the adoption of the Company's products and services, as well as harm its reputation and brandname and, therefore, its business. The Company expects to expend significant resources to protect against security breaches. The risk that these types of events could seriously harm the Company's business is likely to increase as it expands the number of web-based products and services the Company offers and operates in more countries.

Regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection. In addition, the interpretation and application of consumer and data protection laws in the U.S., Europe and elsewhere are often uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that will be inconsistent with the Company's data practices. If so, in addition to the possibility of fines, this could result in an order requiring that the Company changes its data practices, which could have an adverse effect on its business and results of operations. Complying with these various laws could cause the Company to incur substantial costs or require the Company to change its business practices in a manner adverse to its business.

If the Company's security measures are breached, or if its services are subject to attacks that degrade or deny the ability of users to access its products and services, the Company's products and services may be perceived as not being secure, users and customers may curtail or stop using its products and services, and the Company may incur significant legal and financial exposure.

The Company's products and services involve the storage and transmission of users’ and customers’ proprietary information, and security breaches could expose the Company to a risk of loss of this information, litigation, and potential liability. The Company's security measures may be breached due to the actions of outside parties, employee error, malfeasance, or otherwise, and, as a result, an unauthorized party may obtain access to its data or its users’ or customers’ data. Additionally, outside parties may attempt to fraudulently induce employees, users, or customers to disclose sensitive information in order to gain access to the Company's data or its users’ or customers’ data. Any such breach or unauthorized access could result in significant legal and financial exposure, damage to the Company's reputation, and a loss of confidence in the security of its products and services that could potentially have an adverse effect on its business. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not recognized until launched against a target, the Company may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of the Company's security occurs, the market perception of the effectiveness of its security measures could be harmed and the Company could lose users and customers.

Web spam and content farms could decrease the Company's search quality, which could damage its reputation and deter its current and potential users from using the Company's products and services.

“Web spam” refers to websites that attempt to violate a search engine’s quality guidelines or that otherwise seek to rank higher in search results than a search engine’s assessment of their relevance and utility would rank them. Although English-language web spam in the Company's search results will be significantly reduced, and web spam in most other languages is limited, the Company expects web spammers will continue to seek ways to improve their rankings inappropriately. The Company will continuously combat web spam, including through indexing technology that makes it harder for spam-like, less useful web content to rank highly. The Company will also improve its ability to detect hacked websites, a major source of web spam in 2010. The Company will face new challenges from low-quality and irrelevant content websites, including “content farms,” which are websites that generate large quantities of low-quality content to help them improve their search rankings. We intend to launch several algorithmic changes focused on low-quality websites. If web spam and content farms continue to increase, this could hurt the Company's reputation for delivering relevant information or reduce user traffic to its websites

The Company's products rely on the services provided by other firms.  Changes in the way other companies conduct business may negatively change the Company's business model and the way the Company can potentially generate revenues.

The Company’s developed software products depend upon, and utilize the search engines of other companies.  The cost structure and business model of the search engines is under constant review and change as they continue to attract consumers and revenue.  As a result, costs and operating procedures relating to the use of these search engines by the Company is also subject to change which made adversely affect and limit potential revenue models of the Company and as well as change the development cycle and relating costs of the Company’s software products themselves. The Company may need to constantly evolve its products and services in conjunction with the unknown actions of associated software and search engine related companies and their evolving business strategies.

The Company's products rely on the achievement of users and traffic to effectively create a platform for a revenue model.  Timing to create a revenue model depends on repeat user and site traffic.

The Company’s software and internet search and tagging products attempt to create a more efficient and effective method of assimilating and sharing information collected on the internet.  The TagLikeMe user interface and product/service offering must achieve return users and a vast repeat usage following in order to gain business momentum capable of supporting a revenue platform at a future point in time.  It is unknown how long it may take to create an internet site with a growing user base to support revenue generation techniques. As such, timing to potential profitability may not be determinable and is ultimately dependent on site function, ease of use, value to the consumer, and other dynamics.

Interruption or failure of the Company's information technology and communications systems could hurt its ability to effectively provide the Company's products and services, which could damage its reputation and harm its operating results.

The availability of the Company's products and services depends on the continuing operation of its information technology and communications systems. The Company's systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks, or other attempts to harm our systems. Some of the Company's data centers may be located in areas with a high risk of major earthquakes. The Company's data centers may also be subject to break-ins, sabotage, and intentional acts of vandalism, and to potential disruptions if the operators of these facilities have financial difficulties. Some of the Company's systems are not fully redundant, and the Company's disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, a decision to close a facility the Company is using without adequate notice for financial reasons, or other unanticipated problems at its data centers could result in lengthy interruptions in its service. In addition, the Company's products and services are highly technical and complex and may contain errors or vulnerabilities. Any errors or vulnerabilities in the Company's products and services, or damage to or failure of its systems, could result in interruptions in its services, which could reduce its revenues and profits, and damage its brandname.

The Company relies on highly skilled personnel and, if the Company is unable to retain or motivate key personnel, hire qualified personnel, or maintain its corporate culture, the Company may not be able to grow effectively.

The Company's performance largely depends on the talents and efforts of highly skilled individuals. The Company's future success depends on its continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of its organization. Competition in the Company's industry for qualified employees is intense, and certain of its competitors will direct-target its employees. In addition, the Company's proposed compensation arrangements, such as its equity award programs, may not always be successful in attracting new employees and skilled contactors and retaining and motivating existing employees/contracators. The Company's continued ability to compete effectively depends on its ability to attract new employees and to retain and motivate its existing employees. In addition, the Company's corporate culture will foster innovation, creativity, and teamwork. As the Company's organization grows, and the Company is required to implement more complex organizational management structures, the Company may find it increasingly difficult to maintain the beneficial aspects of its corporate culture. This could negatively impact its future success.

The Company's business depends on continued and unimpeded access to the internet by the Company and its users. Internet access providers may be able to block, degrade, or charge for access to certain of the Company's products and services, which could lead to additional expenses and the loss of users and advertisers.

The Company's products and services depend on the ability of its users to access the internet, and certain of its products require significant bandwidth to work effectively. This access will be provided by companies that have significant market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, and government-owned service providers. Some of these providers may take measures that could degrade, disrupt, or increase the cost of user access to certain of the Company's products by restricting or prohibiting the use of their infrastructure to support or facilitate the Company's offerings, or by charging increased fees to the Company or its users to provide its offerings. Such interference could result in a loss of existing users and advertisers, and increased costs, and could impair the Company's ability to attract new users and advertisers, thereby harming its revenues and growth.

New technologies could block the Company's ads, which would harm our business.

Technologies have been developed that could block the display of the Company's advertisements and that provide tools to users to opt out of its advertising products. Most of the Company's revenues will be derived from fees paid to the Company by advertisers in connection with the display of ads on web pages for the Company's  users. As a result, such technologies and tools could adversely affect the Company's operating results.

The Company's operating results may fluctuate, which will make its results difficult to predict and could cause the Company's results to fall short of expectations.

The Company's operating results may fluctuate as a result of a number of factors, many outside of its control. As a result, comparing the Company's operating results on a period-to-period basis may not be meaningful in the future, and you should not rely on the Company's results as an indication of future performance. The Company's quarterly and annual expenses as a percentage of its revenues may differ significantly in the future. The Company's operating results in future quarters may fall below expectations. Any of these events could cause the Company's stock price to fall. Each of the risk factors listed in this section and the following factors may affect the Company's operating results:

•	The Company's ability to continue to attract users to its websites and satisfy existing users on its websites.

•	The Company's ability to monetize (or generate revenues from) traffic on its websites and network websites.

•	The Company's ability to attract advertisers to its program, and its ability to attract websites to its advertising program.

•	The generation of revenue on the Company's network websites and its own website.

•	The amount of revenues and expenses generated and incurred in currencies other than U.S. dollars, and the Company's ability to manage the resulting risk through foreign exchange risk management.

•	The amount and timing of operating costs and expenses and capital expenditures related to the maintenance and expansion of the Company's businesses, operations, and infrastructure.

•	The Company's focus on long-term goals over short-term results.

•	The results of the Company's investments in risky projects, including new business strategies and new products, services, and technologies.

•	The Company's ability to keep its websites operational at a reasonable cost and without service interruptions.

•	The Company's ability to generate significant revenues from other services in which the Company may invest considerable time and resources

Risks Related to the Company's Common Stock

Sales of a Substantial Number of Shares of Common Stock Into the Public Market by Certain Stockholders May Result in Significant Downward Pressure on the Price of the Company's Common Stock and Could Affect Your Ability to Realize the Current Trading Price of the Company's Common Stock.

Sales of a substantial number of shares of the Company's common stock in the public market by certain stockholders could cause a reduction in the market price of its common stock. As of the date of this Current Report, the Company has 330,940,630 shares of common stock issued and outstanding. Of the total number of shares of common stock issued and outstanding, certain stockholders are able to resell shares pursuant to the Registration Statement declared effective on February 14, 2006.

As of the date of this Current Report, there are 88,817,840 outstanding shares of common stock that are restricted securities as that term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Although the Securities Act and Rule 144 place certain prohibitions on the sale of restricted securities, restricted securities may be sold into the public market under certain conditions. Further, as of the date of this Current Report there are an aggregate of 2,000,000 Stock Options outstanding. See “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.”Any significant downward pressure on the price of our common stock as the selling stockholders sell their shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

The Trading Price of Our Common Stock on the OTC Bulletin Board Will Fluctuate Significantly and Stockholders May Have Difficulty Reselling Their Shares.

As of the date of this Current Report, our common stock trades on the Over-the-Counter Bulletin Board. There is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budgets; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Additional Issuance of Equity Securities May Result in Dilution to the Company's Existing Stockholders.

The Company's Articles of Incorporation, as amended, authorize the issuance of 333,333,330 shares of common stock. Common stock is our only authorized class of stock. The board of directors has the authority to issue additional shares of our capital stock to provide additional financing in the future and the issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance may also cause a reduction in the proportionate ownership and voting power of all other stockholders. As a result of such possible dilution, your proportionate ownership interest and voting power will be decreased accordingly. Further, any such issuance could result in a change of control.

The Company's Common Stock is Classified as a “Penny Stock” Under SEC Rules Which Limits the Market for Our Common Stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

The Company’s Sole Officer and Director is Outside the United States With the Result That it May Be Difficult for Investors to Enforce Within the United States Any Judgments Obtained Against the Company or Its Director or Officer.

The Company's sole officer and director is a national and/or resident of a country other than the United States, and all or a substantial portion of such person's assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on the Company's director or officer, or enforce within the United States or Canada any judgments obtained against the Company or its officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States.

FINANCIAL INFORMATION

Attached to this current report on Form 8-K/A are the audited financial statements for the fiscal year ended December 31, 2011 for Glob Media Works Inc. ("Glob Media" ”Glob”) (the "Financial Statements").

MANAGEMENT DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

RESULTS OF OPERATION

As a result of the share purchase agreement between the Company and Glob Media consummated on June 29, 2012, the Company became a 100% owner, and began conducting operations through its direct operating subsidiary, Glob Media Works Inc.

In accordance with ASC 805, “Business Combinations”, and in particular ASC 805-50-25, the acquisition of Glob Media ("Glob") by TagLikeMe is accounted for as an asset purchase without goodwill as Glob did not meet the definition of a business per ASC 805 at the time of the acquisition.  Assets and liabilities assumed are recorded at their estimated fair values with no goodwill recorded. The accompanying financial statements are those of Glob Media.

The following discussion provided by management, is based on the results of operations for the year ended December 31, 2011, and should be read in conjunction with the Financial Statements and the notes thereto included elsewhere herein.

The discussion and analysis of Glob’s financial condition and results of operations are based upon the Financial Statements, which have been prepared in accordance with International Financial Reporting Standards. The preparation of these financial statements required Glob Media to make estimates and assumptions that affect the amounts represented in the Financial Statements and related disclosures. Use of available information and the application of judgment is inherent in the formation of estimates. Actual results in the future could differ from these estimates which may be material to the Financial Statements.

Overview

Glob Media was incorporated on June 4, 2010  in the state of Washington. As a result of the closing of the share purchase agreement on June 29, 2012, the Company became the owner of 100% of the issued and outstanding shares of  Glob so that it is now a wholly owned subsidiary. Glob currently has one director, Richard Elliot Square.

Glob Media is in the business of connecting online users with others while looking for online information and make it easier for them to collect and share that information. In turn, Glob creates population centers of topic specific audiences that it plans to make available to third party ad publishers and information content providers.

Fiscal Year Ended December 31, 2011 Compared to Fiscal Year Ended December 31, 2010

The following table sets forth Glob Media’s results of operations for the fiscal years ended December 31, 2011 and 2010:

	Year Ended December 31, 2011 $	For the period from Inception on June 4, 2010 to December 31, 2010 $
Expenses
Consulting fees	83,400	-0-
Management fees	34,900	6,280
Research and development	-0-	19,342
Professional fees	7,910	3,666
General and administrative	13,781	53
Depreciation	754	-0-
Tota Stock based compensation	109,083	-0-
Net loss and comprehensive loss	(249,828)	(29,341)

Glob Media's comprehensive loss during the fiscal year ended December 31, 2011 was $(249,828). During the fiscal year ended December 31, 2011, Glob did not generate any revenues.

During the fiscal year ended December 31, 2011, Glob Media incurred operating expenses in the aggregate amount of $249,828 consisting of: (i) $83,400 for consulting fees (2010: Nil); (ii) $34,900 for management fees (2010: $6,280), (iii) $Nil for research and development (2010: $19,342), (iv) $7,910 for professional fees ( 2010: $3,666), (v) $13,781 for general and administrative expenses ( 2010: $53), (vi) $754 for depreciation ( 2010: Nil) and (vii) $109,083 for stock based compensation (2010: Nil). This resulted in a net operating loss of  $(249,828) during the fiscal year ended December 31, 2011. In addition, this resulted in a comprehensive loss of $(249,828) during the fiscal year ended December 31, 2011.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during fiscal year ended December 31, 2011 that have, or are reasonably likely to have, a current or future affect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to the Corporation’s interests.

LIQUIDITY AND CAPITAL RESOURCES

Fiscal Year Ended December 31, 2011

As at fiscal year ended December 31, 2011, Glob Media’s current assets were $137,507 and current liabilities were $36,696, which resulted in a working capital surplus of $100,811. As of the year ended December 31, 2011, current assets were comprised of: (i) $43,140 in cash; (ii) $87,958 in due from related party; and (iii) $6,409 in prepaid expenses. As at the year ended December 31, 2011, current liabilities were comprised of: (i) $9,846 in accounts payable and accrued liabilities; and (ii) $26,850 in due to related parties.

As of the fiscal year ended December 31, 2011, total assets were $540,294 comprised of: (i) current assets of $137,507; (ii) property and equipment, net of $3,771; and (iii) software development costs, net of $399,016. As at the year ended December 31, 2011, our total liabilities were $36,696 comprised of current liabilities.

Stockholders equity accumulated during the development stage increased from $37,043 as at December 31, 2010 to $503,598 as at December 31, 2011

Net Cash Used in Operating Activities

Glob Media has not generated positive cash flows from operating activities. For the fiscal year ended December 31, 2011, net cash flow used in operating activities was $(71,055). Net cash flow used in operating activities during the fiscal year ended December 31, 2011 consisted primarily of a net operating loss of $(249,828) compared to net cash used in operating activities of $(45,868) for the fiscal year ended December 31, 2010. Net cash flow used in operating activities during the year ended December 31, 2011 consisted primarily of a net loss of ($249,828) adjusted by $109,083 for stock based compensation, $754 for depreciation expense, $20,400 for common stock issued for services, $83,400 for preferred stock issued for services, $(28,081) for changes to due from related parties, $(6,409) for changes to prepaid expenses, $(27,224) for changes to accounts payable and accrued liabilities and $26,850 for changes in due to related parties. Net cash used in operating activities during the fiscal year ended December 31, 2010 consisted of a net loss of ($29,341) adjusted by common stock issued for services for $6,280, changes in due from related parties of $(59,877), and changes in accounts payable and accrued liabilities of $37,070.

Net Cash Used in Investing Activities

During the year ended December 31, 2011, net cash used in investing activities was $(389,305) comprised of $(4,525) for purchase of property and equipment and $(384,780) for software development costs as compared to net cash used in investing activities of $(14,236) during the fiscal year ended December 31, 2010 comprised entirely of software development costs.

Net Cash from Financing Activities

During the year ended December 31, 2011, net cash provided from financing activities was $503,500 compared to net cash flow provided from financing activities of $60,104 for the fiscal year ended December 31, 2010. Net cash flow provided from financing activities during the year ended December 31, 2011 pertained primarily to $503,500 received as  proceeds from issuance of preferred stock.

The Corporation intends to meet its liquidity requirements, including capital expenditures related to the purchase of equipment, purchase of inventory, and the expansion of its business, through cash flow provided by operations and funds raised through proceeds from the issuance of debt or equity.

Going Concern

Glob Media has not attained profitable operations and is dependent upon obtaining financing to pursue any development activities.

PLAN OF OPERATION AND FUNDING

Glob Media intends to introduce an ad placement model to third party ad publishers as traffic increases and it reaches its bench mark growth of approximately 1.0 million visitors and 5-10% active recurring users on an annualized basis. Glob expects to focus on significantly increasing user recurring measurements as its mobile applications become available and as its desktop product becomes thoroughly tuned from continuous development. Since Glob Media does not rely on registered members to generate its site activities, it primarily refers to its users as visitors whether they are simply conducting search functions or performing more complex interactions within its site. As Glob generates a measurable benchmark of population activities from desktop and mobile, we expect to form alliances and relationships with national and localized advertising publishers on a “special ad offer” basis. This will result in users being able to receive special promotional offerings on services or products within their local area or receive immediate special promotions specific to user interest based on their bookmarking criteria and collaboration projects with other users.

Remaining within the focus of being an “Open Information Network” managed by its users, we expect to expand our services to value-add a subscription or pay-per-use content service for our users. Glob Media is currently exploring relationships with various third party content providers in the areas of academic and other published research material. This would be a value add to users of the product to be able to find and retrieve for a small fee, hard to find research or other online materials in diverse categories.

Existing working capital, further advances and debt instruments, and anticipated cash flow are expected to be adequate to fund our operations over the next six months. Glob Media has no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. We may expect to need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, Glob Media may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict its business operations.

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements during fiscal year ended December 31, 2011 that have, or are reasonably likely to have, a current or future affect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to the Corporation’s interests.

SIGNIFICANT ACCOUNTING POLICIES

Software Development Costs

Costs incurred in the research, design and development of software for sale to others as a separate product or embedded in a product and sold as part of the product as a whole are charged to expense until technological feasibility is established. The Company capitalizes software created and/or purchased from third parties if the related software product under development has reached technological feasibility or if there are alternative future uses for the purchased software, provided that capitalized amounts will be realized over a period of approximately three years. Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Generally accepted accounting principles require annual amortization of software development costs to be equal to the greater of (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product including the period being reported on. The Company is using the straight-line method of amortization because the estimates required to be made under the ratio that current gross revenues for products bear to the total of the current and anticipated future gross revenues for that product could result in under reporting of expense.

The on-going assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life and changes in software and hardware technologies. Impairment of asset value is considered whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Stock-Based Compensation

ASC 718 "Compensation - Stock Compensation", which establishes accounting for equity instruments exchanged for employee services. Under the provisions of ASC 718, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees’ requisite service period (generally the vesting period of the equity grant). The Company adopted ASC 718 using the modified prospective method, which requires the Company to record compensation expense over the vesting period for all awards granted after the date of adoption, and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. The adoption of ASC 718 does not change the way the Company accounts for share-based payments to non-employees, with guidance provided by ASC 505-50, “Equity-Based Payments to Non-Employees”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 330,940,630 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Richard Elliot-Square 16 Hazlebury Road London, England SW6 2N8	10,000,000	3.02%

All executive officers and directors as a group (*1 person)	10,000,000	3.02%

Beneficial Shareholders Greater than 10%

None		%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Current Report. As of the date of this Current Report, there are 330,940,630 shares issued and outstanding.

EXECUTIVE OFFICERS AND DIRECTORS

 The Company refers to Item 1.01 above.

Name	Position	Age
Richard Elliot- Square	President/Chief Executive Officer/Secretary/Treasurer/Chief Financial Officer, and a Director	65

The Company's directors hold office for one-year terms or until their successors have been elected and qualified.

The biography of the new director and officer is set forth below as follows:

Mr. Richard Elliot-Square. During the past twenty years, Mr. Elliot-Square has been an investment banker based in London, Vancouver and Zurich specializing in the introduction of investment banking and venture capital projects. Recently, Mr. Elliot-Square has been successful in the re-structuring and funding of several publicly traded companies in the United Kingdom and North America. He also acts as an advisor to a number of international companies. During the course of his career, Mr. Elliot-Square has been involved in many ventures that have provided him direct access to a wide network of contacts in the financial markets and banking sectors. He has been a director of several companies in the United Kingdom and the United States, and a founder of several publicly traded corporations, including Telecom Plus PLC (UK) and Channel i Limited (USA). Mr. Elliot-Square was a founding director of iCraveproductions Limited and also of Thurlestone Associates Limited. He also serves as the London office representative of the Maltese based CSB Group.

Mr. Elliot-Square was commissioned as an army officer in the Royal Scots Dragoon Guards and since leaving the Army, has been involved in many aspects of international business, including trade funding, the manufacture of motor vehicles, banking and brokering, import and export, as well as being invested in oil and gas and other resource companies.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to the executive officers by any person for all services rendered in all capacities for the fiscal years ended December 31, 2011.

		Annual Salary	Bonus	Stock Awards	Option Awards	Total
Name and Principal Position	Fiscal Year	($)	($)	($)	($)	($)
Peter Wilson, prior	2011	$106,080	$0	$0	$0	$106,080
President/Chief	2010	108,680	0	0	0	108,680
Executive Officer

(1)
This amount represents fees accrued and/or paid by the Company to the Named Executive Officers during the past year pursuant to consulting services provided in connection with his position as the prior Chief Executive Officer:

During fiscal year ended December 31, 2011, we incurred $106,080 in management fees payable to Peter Wilson, the Company's prior President/Chief Executive Officer. During fiscal year ended December 31 2010, the Company incurred $108,680 to Peter Wilson in management fees.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

During fiscal year ended December 31, 2011, there were no outstanding equity securities granted to the Company's executive officers.

DIRECTOR COMPENSATION

The Company does not currently compensate our directors with cash for acting as such, although we may do so in the future. The Company also reimburses its directors for reasonable expenses incurred in connection with their service as directors.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to its officers, directors, and employees, including its Chief Executive Officer and Chief Financial Officer.

BOARD COMMITTEES

Audit Committee

The Company previously had an Audit Committee with three appointed members. Two members were “independent” within the meaning of Rule 10A-3 under the Exchange Act and were in addition financial experts. As of the date of this Current Report and with the resignation of the prior members of the Board of Directors and executive officers, the Company no longer has an Audit Committee. However, the Company intends to appoint new members to the Audit Committee during fiscal year 2012. The Audit Committee operates under a written charter adopted by the Board of Directors on November 20, 2004. The Board of Directors pursuant to a special meeting held on December 18, 2008 adopted an amended audit committee charter and responsibilities.

The Audit Committee's primary function is to provide advice with respect to our financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, and legal compliance. The Audit Committee's primary duties and responsibilities will be to: (i) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (ii) review and appraise the audit efforts of the Company's  independent accountants; (iii) evaluate the Company's quarterly financial performance as well as the Company's compliance with laws and regulations; (iv) oversee management's establishment and enforcement of financial policies and business practices; and (v) provide an open avenue of communication among the independent accountants, management and the Board of Directors.

Compensation Committee

The Company previously had a Compensation Committee comprised of two members. As of the date of this Current Report and with the resignation of the prior members of the Board of Directors and executive officers, the Company no longer has a Compensation Committee. However, the Company intends to appoint new members to the Compensation Committee during fiscal year 2012. The Compensation Committee operates under a written charter adopted by the Board of Directors pursuant to a special meeting held on December 18, 2008.

Overview of Compensation Process

The Compensation Committee of the Company's Board of Directors is responsible for setting the compensation of the Company's executive officers, overseeing the Board’s evaluation of the performance of its executive officers and administering its equity-based incentive plans, 401(k) plan and deferred compensation plan, among other things. The Compensation Committee undertakes these responsibilities pursuant to a written charter adopted by the Compensation Committee and the Board of Directors, which will be reviewed at least annually by the Compensation Committee. The Compensation Committee will be composed solely of “non-employee directors” as defined in Rule 16b-3 of the rules promulgated under the Exchange Act, “outside directors” for purposes of regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code (“IRC”), and “independent directors” as defined in Section 303A of the New York Stock Exchange (“NYSE”) corporate governance listing standards, in each case as determined by the Board of Directors. The Board of Directors recommends Compensation Committee membership based on such knowledge, experience and skills that it deems appropriate in order to adequately perform the responsibilities of the Compensation Committee.

The Compensation Committee annually reviews executive compensation and the Company's compensation policies to ensure that the Chief Executive Officer and the other executive officers are rewarded appropriately for their contributions to us and that the overall compensation strategy supports the objectives and values of the Company's organization, as well as stockholder interests. The Compensation Committee will conduct this review and compensation determination through a comprehensive process involving a series of meetings typically occurring in the first quarter of each year.

Compensation Philosophy

The fundamental objective of the Company's executive compensation policies is to attract, retain and motivate executive leadership for the Company that will execute its business strategy, uphold its values and deliver results and long-term value to its stockholders. Accordingly, the Compensation Committee seeks to develop compensation strategies and programs that will attract, retain and motivate highly qualified and high-performing executives through compensation that is:

(i) Performance based: a significant component of compensation should be determined based on whether or not we meet certain performance criteria that in the view of the Board of Directors are indicative of the Company's success;

(ii) Stockholder based: equity incentives should be used to align the interests of the Company's executive officers with those of its stockholders;

(iii) Fair: compensation should take into account compensation among similarly situated companies, the Company's success relative to peer companies and its overall pay scale.

It is the Compensation Committee’s goal to have a substantial portion of each executive officer’s compensation contingent upon the Company's performance, as well as upon his or her individual performance. The Compensation Committee’s compensation philosophy for an executive officer emphasizes an overall analysis of the executive’s performance for the year, projected role and responsibilities, required impact on execution of our strategy, external pay practices, total cash and total direct compensation positioning, and other factors the Compensation Committee deems appropriate. The Compensation Committee’s philosophy also considers employee retention, vulnerability to recruitment by other companies and the difficulty and costs associated with replacing executive talent. Based on these objectives, compensation programs for similarly situated companies and the philosophies of the Compensation Committee, the Compensation Committee has determined that we should provide the Company's  executive officers compensation packages composed of the following elements: (i) base salary, which reflects individual performance and is designed primarily to be competitive with salary levels at comparably sized companies; and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between executive officers and our stockholders.

Additional Corporate Governance Policies

The Board of Directors considered additional corporate governance issues, structure, policies and principles. Therefore, pursuant to a Board of Directors meeting held on December 18, 2008, the Board of Directors adopted the following documents as additional governing corporate governance documents (collectively, the Corporate Governance Documents”): (i) Corporate Governance Principles; (ii) Nominating and Governance Committee Charter and Responsibilities; (iii) Board Committees Policy; (iv) Code of Business Conduct and Ethics; (v) Code of Conduct for the Board of Directors; (vi) Corporate Governance Guideline; (vii) Corporate Governance Policy’ (viii) Conflict of Interest Policy; (ix) Whistleblower Policy; (x) Board Roles and Responsibilities.

On March 25, 2010, the Board of Directors held a special meeting pursuant to which the Corporate Governance Documents, as amended, were approved and prior members were appointed to the Audit Committee, the Compensation Committee and the Nominating Committee, respectively.

Current management intends to continue the Company's adoption of the above referenced corporate governance policies.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER COMPENSATION PLANS

We have one equity compensation plan, the 2006 Stock Option Plan (the “2006 Plan”). The table set forth below presents information relating to our equity compensation plans as of the date of this Current Report:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding column (a))
Equity Compensation Plans Approved by Security Holders (2006 Stock Option Plan)	2,000,000	$0.066	2,000,000

Equity Compensation Plans Not Approved by Security Holders

Warrants	-0-	-0-	-0-

Total	2,000,000

2006 Stock Option Plan

Effective April 3, 2006, the Board of Directors authorized and approved the adoption of the 2006 Plan  under which an aggregate of 5,000,000 of the Company's common shares may be issued. On April 22, 2008, the Company effected the reverse stock split, which decreased the number of shares issuable under the Stock Option Plan from 5,000,000 shares to 1,666,666 shares. On April 28, 2008, the Board of Directors approved an amendment to the Stock Option Plan to increase the number of shares issuable under the Stock Option Plan to an aggregate of 5,000,000 shares. On August 3, 2009, the Company effected the Forward Stock Split, which increased the number of shares issuable under the Stock Option Plan from 5,000,000 shares to 10,000,000 shares.   On July 23, 2012, the Company effected a further forward stock split which further increased the number of shares issuable under the Stock Option Plan from 10,000,000 shares to 50,000,000 shares (“2012 Forward Stock Split”).

The purpose of the 2006 Plan is to enhance the Company's long-term stockholder value by offering opportunities to the Company's directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the Company's service.

The 2006 Plan is to be administered by our Board of Directors or a committee appointed by and consisting of one or more members of the Board of Directors, which shall determine (i) the persons to be granted Stock Options under the 2006 Plan; (ii) the number of shares subject to each option, the exercise price of each Stock Option; and (iii) whether the Stock Option shall be exercisable at any time during the option period up to ten (10) years or whether the Stock Option shall be exercisable in installments or by vesting only. The 2006 Plan provides authorization to the Board of Directors to grant Stock Options to purchase a total number of shares of Common Stock of the Company, not to exceed 5,000,000 shares as at the date of adoption by the Board of Directors of the 2006 Plan (as increased to 50,000,000 shares in accordance with the Forward Stock Split and the 2012 Forward Stock Split). At the time a Stock Option is granted under the 2006 Plan, the Board of Directors shall fix and determine the exercise price at which shares of the Company's common stock may be acquired.

In the event an optionee ceases to be employed by or to provide services to us for reasons other than cause, retirement, disability or death, any Stock Option that is vested and held by such optionee generally may be exercisable within up to ninety (90) calendar days after the effective date that his position ceases, and after such 90-day period any unexercised Stock Option shall expire. In the event an optionee ceases to be employed by or to provide services to us for reasons of retirement, disability or death, any Stock Option that is vested and held by such optionee generally may be exercisable within up to one-year after the effective date that his position ceases, and after such one-year period any unexercised Stock Option shall expire.

No Stock Options granted under the Stock Option Plan will be transferable by the optionee, and each Stock Option will be exercisable during the lifetime of the optionee subject to the option period up to ten (10) years or limitations described above. Any Stock Option held by an optionee at the time of his death may be exercised by his estate within one (1) year of his death or such longer period as the Board of Directors may determine.

The exercise price of a Stock Option granted pursuant to the 2006 Plan shall be paid in full to us by delivery of consideration equal to the product of the Stock Option in accordance with the requirements of the Nevada Revised Statutes. Any Stock Option settlement, including payment deferrals or payments deemed made by way of settlement of pre-existing indebtedness may be subject to such conditions, restrictions and contingencies as may be determined.

Grant of Stock Options During Fiscal Years Ended December 31, 2008 and December 31, 2009

We had adopted the Stock Option Plan pursuant to which there was an aggregate of 5,000,000 shares available for issuance under the Stock Option Plan, reduced to 1,666,666 shares in accordance with a reverse stock split effective April 22, 2008, and subsequently increased to 5,000,000 shares by Board of Director approval and resolution on April 28, 2008. On April 28, 2008, the Board of Directors approved an amendment to the Stock Option Plan to increase the number of shares issuable under the Stock Option Plan to an aggregate of 5,000,000 shares. Due to the Forward Split on August 3, 2009, 10,000,000 shares were available for issuance under the Stock Option Plan, the authorized shares under the Stock Option Plan increased to 50,000,000 from the 2012 Forward Split effected on July 23, 2012.  On December 12, 2006 our Board of Directors authorized the grant of an aggregate 6,166,680 Stock Options under the Stock Option Plan to certain officers, directors and consultants, at an exercise price of approximately $0.33 per share expiring on December 12, 2016, taking into effect the reverse stock split and all forward stock splits and amendments to the Stock Option Plan (collectively, the “2006 Stock Options”). On April 30, 2008, our Board of Directors authorized the grant of an aggregate 12,500,000 Stock Options under the Stock Option Plan to certain officers, directors and consultants, at an exercise price of $0.10 per share expiring on April 30, 2018 (collectively, the “2008 Stock Options”).

On July 14, 2009, our Board of Directors approved the cancellation of certain of the 2006 Stock Options and the 2008 Stock Options, which aggregated 17,833,350 Stock Options thus leaving a balance of 833,330 Stock Options. Effective July 14, 2009, our Board of Directors then approved the re-issuance of 15,000,000 Stock Options (the “2009 Stock Options”) to certain of our officers, directors and consultants at an exercise price of $0.05 per share for a period of ten years.

On September 1, 2009, our Board of Directors approved the further grant of 1,000,000 stock options to one of our directors exercisable at $0.08 per share for a period of ten years;

On December 8, 2009, our Board of Directors approved the further grant of 1,000,000 Stock Options to one of our directors exercisable at $0.12 per share for a period of ten years.

During fiscal year ended December 31, 2011, an aggregate 833,330 Stock Options expired and in the subsequent six months ended June 30, 2012, 15,000,000 Stock Options were terminated by consent, lapse or forfeit. Thus, as of the date of this Current Report, an aggregate 2,000,000 Stock Options are outstanding.

Incentive Stock Options

The 2006 Plan further provides that, subject to the provisions of the Stock Option Plan and prior shareholder approval, the Board of Directors may grant to any key individuals who are our employees eligible to receive options one or more incentive stock options to purchase the number of shares of common stock allotted by the Board of Directors (the "Incentive Stock Options"). The option price per share of common stock deliverable upon the exercise of an Incentive Stock Option shall be at least 100% of the fair market value of the common shares of the Company, and in the case of an Incentive Stock Option granted to an optionee who owns more than 10% of the total combined voting power of all classes of our stock, shall not be less than 100% of the fair market value of our common shares. The option term of each Incentive Stock Option shall be determined by the Board of Directors, which shall not commence sooner than from the date of grant and shall terminate no later than ten (10) years from the date of grant of the Incentive Stock Option, subject to possible early termination as described above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the transactions noted below, none of our directors, officers or principal stockholders, nor any associate or affiliate of the foregoing, have any interest, direct or indirect, in any transaction or in any proposed transactions, which has materially affected or will materially affect us during fiscal year ended December 31, 2011.

As of December 31, 2007, $1,365,500 was owed to a shareholder for advances made to the Company.  During fiscal year ended December 31, 2008, we repaid $500,000 to this shareholder. Further, the shareholder assigned the amount of $1,940,500 to various assignees and settled the $1,515,214 pursuant to the issuance of 5,050,712 shares of our restricted common stock at $0.375 per share. During 2009, this shareholder made further advances of $170,000 and was repaid $124,000.  On July 20, 2009 the Company issued 1,600,000 units at $0.125 per unit on settlement of shareholder advances of $200,000. Each unit consisted of one common share and one non-transferable share purchase warrant exercisable at $0.25 per share for a period of 12 months from the date of issuance.  During 2010, this shareholder was repaid a total of $156,000 for prior advances and $49,000 of accrued interest. During 2010, another shareholder made advances of $94,167 which was due and owing as of December 31, 2010, which bears interest at 8% per annum and has no specific repayment terms.  During 2011, this shareholder made further advances of $80,000 and was repaid $159,167 and $5,220 in principal and interest respectively.  As of December 31, 2011, total accrued interest was $302 (December 31, 2010 - $2,760).

Management Fees

During 2011, we incurred $106,080 (December 31, 2010 -$108,680) for management fees to officers and directors. As of December 31, 2011, the total amount owing in accrued and unpaid management fees and expenses was $206,742 (December 31, 2010 - $92,150).

UNREGISTERED SALES OF EQUITY SECURITIES

Share Exchange Agreement

Effective June 29, 2012, the Company issued an aggregate of 45,378,670 shares of its restricted common stock to the Glob Media Shareholders at a per share price of $0.006. The securities of the Company issued to the Glob Media Shareholders upon the closing of the Share Exchange Agreement have not been registered under the Securities Act of 1933, as amended, or under the  securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act of 1933. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933 or an applicable exemption from such registration requirements.

Debt Settlements for Equity

The Board of Directors, pursuant to unanimous adoption of consent resolutions of the Board of Directors (the "Board of Directors Consent Resolutions") dated effective as of June 15, 2012 (the "Effective Date"), approved and authorized the settlement of an aggregate $135,000 (the "Debt") due and owing to five certain lenders (the "Lenders"). The Company owed the aggregate $135,000 to the Lenders, which was associated with loan principal, accrued interest and/or services rendered. The Board of Directors authorized the settlement of the Debt by the issuance of an aggregate 22,500,000 shares of restricted common stock of the Company at $0.006 per share effective as of June 15, 2012. The Company's shares of common stock were previously trading on the OTC Bulletin Board at approximately $0.0054 per share from April 15, 2012 to the Effective Date. The aggregate 22,500,000 shares of restricted common stock were issued to the five Lenders as of the Effective Date.

The settlement of the Debt was made to five non-United States Creditors in reliance on Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The securities issued in the settlement of the Debt have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. There were no finders' fees or commissions payable by the Company upon the successful completion of the settlement of the Debt.

The shares were issued to three non-United States residents in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The shareholders acknowledged that the securities to be issued have not been registered under the Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

Capital Stock Issued and Outstanding

After giving effect to the Share Exchange Agreement and Debt Settlements for equity, the Company’s issued and outstanding securities, on a fully diluted basis, is as follows:

●	330,940,630 shares of common stock; approximately 13.7% of which shares are held by the Glob Media shareholders issued pursuant to the Share Exchange Agreement;

●	No shares of preferred stock;

●	There are 2,000,000 stock options granted and outstanding, which are convertible into 2,000,000 shares of common stock; and

●	No warrants to purchase any capital stock or securities convertible into capital stock.

As of the date of this Current Report, there are 196 shareholders of record.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Nevada law, a corporation may indemnify its directors, officers, employees and agents under certain circumstances, including indemnification of such persons against liability under the Securities Act of 1933, as amended.  In addition, a corporation may purchase or maintain insurance on behalf of its directors, officers, employees or agents for any liability incurred by him in such capacity, whether or not the corporation has the authority to indemnify such person.

Limitation of Liability for Officers and Directors.

(a)
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director if he (i) is not liable under NRS 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the NRS, or any other applicable law, is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, or any other applicable law, as so amended. Any repeal or modification of this Section (a) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(b)
(1) Each person who has or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (herein a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the NRS, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this section (b) with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the NRS, or any other applicable law, requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section (b) or otherwise.

(2)
If a claim under Paragraph (1) of this Section (b) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to such any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct that makes it permissible under the NRS, or any other applicable law, for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstance because he or she has met the applicable standard of conduct set forth in the NRS, or any other applicable law, nor an actual determination by the Corporation (including the Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(3)
The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of these Articles of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(4)
The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS, or any other applicable law.

(5)
The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section (b) with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(6)
Any repeal or modification of this Section (b) by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

The By-Laws provide, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

The effect of these provisions may be to eliminate the rights of the Corporation and its stockholders (through stockholder derivative suits on behalf of the Corporation) to recover monetary damages against a director, officer, employee or agent for breach of fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for the Company is Transfer Online Inc., 512 SE Salmon Street, Portland, Oregon 97214.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The biography of the new director and officer is set forth above, which disclosure is incorporated herein by reference.

There are no transactions since the beginning of the Corporation’s last fiscal year, or any currently proposed transaction, in which the Corporation was or is to be a participant and the amount involved exceeds $240,000 and in which Mr. Elliot-Square had or will have a direct or indirect material interest, other than the ownership of shares of the Corporation’s common stock.  Such beneficial ownership is set forth in the table under the caption “Security Ownership of Certain Beneficial Owners and Management” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), Glob Media audited financial statements for the fiscal years ended December 31, 2011 and 2010 are included in this filing.

(b) Pro Forma Financial Information.  In accordance with Item 9.01(b), our unaudited  pro forma combined financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

Such pro forma financial statements are based on the historical financial statements of the Corporation and  Glob Media giving effect to the share exchange transaction.  Based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements, Glob Media is considered the accounting acquirer.  The share exchange transaction was completed on June 29, 2012. Because Glob Media's owners as a group retained or received the larger portion of the voting rights in the combined entity and Glob Media’s senior management represents a majority of the senior management of the combined entity, Glob Media was considered the acquirer for accounting purposes and will account for the share exchange transaction as a reverse acquisition as the power to control Glob Media exists with senior management. The acquisition will be accounted for as the recapitalization of Glob Media. Our fiscal year will end on December 31.

The unaudited pro forma combined financial statements should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operations” under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference, and the historical consolidated financial statements and accompanying notes of Glob Media and the Company.  The unaudited pro forma combined financial statements are not intended to represent or be indicative of the Company’s results of operations or financial condition that would have been reported had the share exchange transaction been completed as of the first day of the period presented, and should not be taken as representative of the future results of operations or financial condition of the Company.

(d) Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

10.1
Share Exchange Agreement between Morgan Creek Energy Corp. and Glob Media Works Inc. and the shareholders of Glob Media Works Inc. as filed with the Securities and Exchange Commission as an Exhibit to the Current Report on Form 8-K filed on May 24, 2012.

99.1	Audited financial statements of Glob Media Works Inc for the year ended December 31, 2011.

99.2	Unaudited pro forma combined financial statements of TagLikeMe Corp as of June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAGLIKEME CORP.

DATE: August 30, 2012	By:
Richard Elliot-Square
President/Chief Executive Officer